Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT



                                                            Jurisdiction
                                                                 Of
                                                            Incorporation

Five Star Group, Inc.                                       Delaware

NPD Trading, Inc.                                           Delaware